Exhibit 99.1

PRESS RELEASE

Darrin Shewchuk	Yijing Brentano
Senior Director, Corporate Communications	Vice President, Investor Relations
Tel: +1 203-328-3834	Tel: +1 203-328-3500
darrin.shewchuk@harman.com	yijing.brentano@harman.com

JANUARY 28, 2016

HARMAN REPORTS SECOND QUARTER FISCAL 2016 RESULTS

•	Q2 Net Sales up 12% to $1.8 Billion; Up 19% Excluding Foreign Exchange

•	Q2 Operational EBITDA up 14% to $225 Million; Up 20% Excluding Foreign Exchange

•	Q2 Operational EPS up 3% to $1.84; Up 9% Excluding Foreign Exchange

•	Secured $2 Billion of New Automotive Awards Year-to-Date

•	Expands IoT Solutions through New Partnerships with Google, Microsoft and Under Armour

•	TowerSec Acquisition Strengthens Automotive Cyber Security Leadership

STAMFORD, CT – Harman International Industries, Incorporated (NYSE: HAR), the premier connected technologies company for automotive, consumer and enterprise markets, today announced results for the second quarter ended December 31, 2015.

Net sales for the second quarter were $1.8 billion, an increase of 12 percent compared to the prior year or 19 percent excluding the impact of foreign currency translation (ex-FX). Excluding the impact of acquisitions and foreign currency translation, net sales increased 12 percent compared to the prior year. Connected Car net sales increased two percent (nine percent ex-FX) due to higher take rates, stronger automotive production, and platform expansions. Lifestyle Audio net sales increased 20 percent (26 percent ex-FX) due to new product introductions and expanded global distribution channels in consumer audio, the acquisition of Bang & Olufsen Automotive and higher car audio take rates. Net sales in Professional Solutions decreased seven percent (four percent ex-FX) mainly due to weakness in emerging markets. Connected Services net sales were $170 million compared to $74 million in the prior year, primarily due to the expansion of the Company’s services portfolio as a result of the acquisition of Symphony Teleca (STC).

Excluding restructuring, non-recurring charges and acquisition-related items, second quarter operating income increased 15 percent to $186 million compared to $162 million in the prior year, and EBITDA increased 14 percent to $225 million compared to $198 million in the prior year. Earnings per diluted share were $1.84 compared to $1.79 in the prior year.

On a GAAP basis, second quarter operating income increased seven percent to $159 million compared to $149 million in the prior year and EBITDA increased 17 percent to $217 million compared to $186 million in the prior year. Earnings per diluted share decreased six percent to $1.55 compared to $1.65 in the prior year, due to higher acquisition-related items, including interest expense and share count. The Company recorded $26 million of restructuring, non-recurring charges and acquisition-related items compared to $14 million in the prior year. The increase was primarily due to non-cash amortization of acquired intangible assets.

“I am pleased to announce our 11th consecutive quarter of top and bottom line growth. Our strong first half results were in-line with our expectations. While we are closely monitoring macroeconomic developments, at this time, we are on track to deliver on our full year plan,” said Dinesh C. Paliwal, the Company’s Chairman, President and CEO. “HARMAN continues to innovate and bring industry-first solutions to market. We are also partnering with key technology leaders such as Google, Microsoft and Under Armour to capitalize on the opportunities presented by IoT for automotive, enterprise and consumer electronics. In addition, our acquisition of TowerSec will strengthen our cybersecurity leadership position for automotive.”

FY 2016 Key Figures – Total Company	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	6M FY16	6M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales	1,772	1,584	12%	19%	3,403	3,012	13%	21%
Gross profit	545	493	11%	16%	1,032	908	14%	20%
Percent of net sales	30.8%	31.1%			30.3%	30.1%
SG&A	386	344	12%	18%	742	643	15%	22%
Operating income	159	149	7%	10%	291	265	10%	15%
Percent of net sales	9.0%	9.4%			8.5%	8.8%
EBITDA	217	186	17%	21%	405	339	20%	25%
Percent of net sales	12.3%	11.7%			11.9%	11.3%
Net Income attributable to HARMAN International Industries, Incorporated	113	116	(3%)	0%	200	199	0%	4%
Diluted earnings per share	1.55	1.65	(6%)	(3%)	2.76	2.84	(3%)	1%
Restructuring & non-recurring costs	9	12			12	20
Acquisition-related items	17	2			41	6
Non-GAAP - operational[1]
Gross profit	546	479	14%	20%	1,035	896	16%	22%
Percent of net sales	30.8%	30.2%			30.4%	29.7%
SG&A	360	316	14%	20%	692	606	14%	21%
Operating income	186	162	15%	21%	344	290	19%	25%
Percent of net sales	10.5%	10.2%			10.1%	9.6%
EBITDA	225	198	14%	20%	422	362	17%	23%
Percent of net sales	12.7%	12.5%			12.4%	12.0%
Net Income attributable to HARMAN International Industries, Incorporated	134	126	6%	13%	241	218	11%	17%
Diluted earnings per share	1.84	1.79	3%	9%	3.33	3.10	7%	13%
Shares outstanding – diluted (in millions)	73	70			73	70

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Summary of Operations – Gross Margin and SG&A (Non-GAAP)

Gross margin for the second quarter of fiscal year 2016 increased 60 basis points to 30.8 percent. The improvement was primarily due to the impact of higher sales volume leveraging a more efficient fixed production cost base, as well as the expansion of the Company’s services portfolio.

In the second quarter of fiscal year 2016, SG&A expense as a percentage of net sales increased 30 basis points to 20.3 percent compared to 20.0 percent in the prior year due to investments in research and development.

Investor Call Today January 28, 2016

At 11:00 a.m. EDT today, HARMAN’s management will host an analyst and investor conference call to discuss the second quarter results. Those who wish to participate via audio in the earnings conference call should dial 1 (800) 908-9207 (U.S.) or +1 (212) 231-2932 (International) ten minutes before the call and reference HARMAN, Access Code: 21801416.

In addition, HARMAN invites you to visit the Investors section of its website at: www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents. The fiscal second quarter earnings release and supporting materials were posted on the site at approximately 8:00 a.m. EDT today.

A replay of the call will also be available following its completion at approximately 1:00 p.m. EDT. The replay will be available through Friday, April 29, 2016 at 1:00 p.m. EDT. To listen to the replay, dial 1 (800) 633-8284 (U.S.) or +1 (402) 977-9140 (International), Access Code: 21801416. If you need technical assistance, call the toll-free Global Crossing Customer Care Line at 1 (800) 473-0602 (U.S.) or +1 (303) 446-4604 (International).

General Information

HARMAN (harman.com) designs and engineers connected products and solutions for automakers, consumers, and enterprises worldwide, including connected car systems, audio and visual products, enterprise automation solutions; and connected services. With leading brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon®, Mark Levinson® and Revel®, HARMAN is admired by audiophiles, musicians and the entertainment venues where they perform around the world. More than 25 million automobiles on the road today are equipped with HARMAN audio and connected car systems. The Company’s software services power billions of mobile devices and systems that are connected, integrated and secure across all platforms, from work and home to car and mobile. HARMAN has a workforce of approximately 28,000 people across the Americas, Europe, and Asia and reported sales of $6.5 billion during the 12 months ended December 31, 2015. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed in this earnings presentation are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One should not place undue reliance on these statements. The Company bases these statements on particular assumptions that it has made in light of its industry experience, as well as its perception of historical trends, current market conditions, current economic data, expected future developments and other factors that the Company believes are appropriate under the circumstances. These statements involve risks, uncertainties and assumptions that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) the Company’s ability to maintain profitability if there are delays in its product launches or increased pricing pressure from its customers; (2) the loss of one or more significant customers, the loss of a significant platform with an automotive customer or the in-sourcing of certain services by the Company’s automotive customers; (3) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (4) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (5) the inability of the Company’s suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (6) the Company’s ability to maintain a competitive technological advantage through innovation and leading product designs; (7) the Company’s ability to integrate successfully its recently completed and future acquisitions; (8) the Company’s ability to attract and retain qualified senior management and to prepare and implement an appropriate succession plan for its critical organizational positions; (9) the Company’s failure to maintain the value of its brands and implementing a sufficient brand protection program; and (10) other risks detailed in the Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and other filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.

This earnings release also makes reference to the Company’s awarded business or “backlog”, which represents the estimated future lifetime net sales for all customers. The Company’s future awarded business does not represent firm customer orders. The Company reports its awarded business primarily based on written award letters. To validate these awards, the Company uses various assumptions including global vehicle production forecasts, customer take rates for the Company’s products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. These assumptions are updated and reported externally on an annual basis.

APPENDIX

Connected Car

FY 2016 Key Figures	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	6M FY16	6M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales*	737	722	2%	9%	1,492	1,423	5%	14%
Gross profit	183	175	4%	11%	361	339	6%	14%
Percent of net sales	24.8%	24.2%			24.2%	23.8%
SG&A	99	98	0%	8%	189	190	0%	10%
Operating income	84	77	10%	14%	171	149	15%	19%
Percent of net sales	11.4%	10.6%			11.5%	10.5%
EBITDA	103	94	10%	14%	209	184	14%	19%
Percent of net sales	14.0%	13.0%			14.0%	12.9%
Restructuring & non-recurring costs	4	3			4	5
Acquisition-related items	0	0			1	0
Non-GAAP - operational[1]
Gross profit	184	176	4%	11%	363	342	6%	14%
Percent of net sales	25.0%	24.4%			24.3%	24.0%
SG&A	96	96	0%	8%	187	188	0%	9%
Operating income	88	80	10%	14%	176	154	14%	18%
Percent of net sales	11.9%	11.1%			11.8%	10.8%
EBITDA	105	96	9%	14%	210	186	13%	18%
Percent of net sales	14.3%	13.3%			14.1%	13.1%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter of fiscal 2016 were $737 million, an increase of two percent (nine percent ex-FX) compared to the prior year. The increase in net sales was due to higher take rates, stronger automotive production and the expansion of recently launched platforms.

On a non-GAAP basis in the second quarter of fiscal 2016, gross margin increased 60 basis points to 25.0 percent compared to the prior year primarily due to the impact of higher sales volume leveraging a more efficient fixed production cost base and lower warranty costs. SG&A expenses as a percent of sales declined 30 basis points to 13.0 percent compared to the prior year due to improved operating leverage on higher sales.

Connected Car Highlights

HARMAN launched embedded infotainment solutions on a number of new vehicle models, including the new Genesis luxury brand from Hyundai. The system is now available in Korea on-board the Genesis EQ900, and will be available in Europe and North America on additional vehicles by mid-2016. HARMAN also received follow-on business from Subaru. The Company’s first award with Subaru is expected to launch in fiscal year 2017.

Earlier this month at the Consumer Electronics Show HARMAN unveiled a number of new industry-first solutions for the connected car. The Company announced a strategic partnership with Microsoft to bring new mobile and cloud-based services to the automotive market. The first implementation will include the integration of Office 365 productivity features into HARMAN embedded infotainment systems. HARMAN showcased the solution as part of its new Life-Enhancing Intelligent Vehicle Solution (LIVS) compute platform for end-to-end connected car products and services. The HARMAN LIVS compute platform brings intelligent connectivity features together for the connected car, offering integrated safety, telematics, cyber security and cloud services together with HARMAN’s industry-leading embedded infotainment features such as navigation, multimedia and high performance radio and television tuners.

HARMAN also announced an agreement to acquire TowerSec, a global leader in automotive cyber security specializing in network protection for connected vehicles. TowerSec’s technology will be integrated into HARMAN’s 5+1 security architecture aimed at protecting the critical points of vulnerability in the connected and autonomous car, including hardware, network, and over-the-air (OTA) updates. The transaction is expected to close in the third quarter of fiscal 2016.

Lifestyle Audio

FY 2016 Key Figures	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	6M FY16	6M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales	625	519	20%	26%	1,087	925	18%	24%
Gross profit	204	179	14%	18%	355	310	15%	20%
Percent of net sales	32.6%	34.6%			32.6%	33.5%
SG&A	121	125	(3%)	1%	224	206	9%	15%
Operating income	83	55	52%	56%	131	104	26%	30%
Percent of net sales	13.3%	10.6%			12.0%	11.2%
EBITDA	96	64	51%	56%	158	122	29%	34%
Percent of net sales	15.4%	12.3%			14.5%	13.2%
Restructuring & non-recurring costs	1	11			2	13
Acquisition-related items	6	1			13	3
Non-GAAP - operational[1]
Gross profit	204	167	22%	28%	355	299	19%	25%
Percent of net sales	32.7%	32.2%			32.7%	32.3%
SG&A	114	100	14%	16%	210	179	17%	22%
Operating income	91	67	35%	46%	146	120	22%	29%
Percent of net sales	14.5%	12.9%			13.4%	12.9%
EBITDA	99	76	30%	39%	162	138	18%	25%
Percent of net sales	15.8%	14.7%			14.9%	14.9%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter of fiscal 2016 were $625 million, an increase of 20 percent (26 percent ex-FX) compared to the prior year primarily due to new product introductions and the expansion of global distribution channels in consumer audio, the acquisition of the Bang & Olufsen car audio business, and higher take rates in car audio.

On a non-GAAP basis in the second quarter of fiscal 2016, gross margin improved by 50 basis points to 32.7 percent compared to the prior year, primarily due to improved operating leverage as a result of higher sales volume. SG&A expenses as a percentage of sales decreased 110 basis points to 18.2 percent due to improved operating leverage on higher sales.

Lifestyle Audio Highlights

HARMAN won new car audio business with Audi, BMW, Geely, and Volvo, among others. Notably, HARMAN secured its first customer award for Individual Sound Zones technology. New vehicles launched during the quarter included the Harley Davidson Road Glide (Harman Kardon), the Hyundai Equus (Lexicon), the Lexus GS (Mark Levinson) and the Toyota Prius (JBL).

HARMAN showcased new car audio technologies at CES, including the Summit Car audio system, which leverages next-generation connectivity capabilities. Addressing the growing demand for personalization and adaptability through flexible software solutions, this scalable platform integrates the best of HARMAN’s sound processing and management technologies, such as Quantum Logic Surround SoundTM, Individual Sound Zones,

and ClarifiTM, along with new features like Connected Jukebox and Virtual Venues, to create an unprecedented in-car audio experience for drivers. The Infinity Voyager Drive system was recognized for its ability to seamlessly integrate Lifestyle Audio solutions for the home, the car and on the go, winning a “Best of CES” award. With these two unique solutions, HARMAN can deliver scalable car audio solutions for both the premium and entry markets.

HARMAN also entered into a strategic partnership with Under Armour to deliver connected health and fitness solutions to consumers. Among the first products to market will be the co-branded JBL / Under Armour Bluetooth Headphones, which provide instant heart rate data to keep athletes synced with their fitness goals. These first-of-their-kind headphones were recognized with the CES 2016 Editors’ Choice award.

HARMAN’s automotive and consumer audio products won numerous industry accolades. The Company earned a record 13 CES product design & innovation awards across 11 categories and six brands. In addition, HARMAN´s excellence in car audio engineering and product design was recognized by Autobild, which named the Bang & Olufsen Audi Q7 Car Audio solution as “Best Sound System.”

Professional Solutions

FY 2016 Key Figures	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	6M FY16	6M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales*	249	267	(7%)	(4%)	496	522	(5%)	(1%)
Gross profit	103	111	(7%)	(5%)	206	215	(4%)	(1%)
Percent of net sales	41.4%	41.7%			41.4%	41.2%
SG&A	79	76	5%	8%	156	156	0%	4%
Operating income	24	36	(33%)	(31%)	50	59	(16%)	(13%)
Percent of net sales	9.6%	13.4%			10.0%	11.3%
EBITDA	33	43	(24%)	(22%)	67	76	(11%)	(8%)
Percent of net sales	13.2%	16.2%			13.5%	14.5%
Restructuring & non-recurring costs	5	(3)			7	2
Non-GAAP - operational[1]
Gross profit	103	108	(5%)	(2%)	206	212	(3%)	1%
Percent of net sales	41.4%	40.4%			41.5%	40.5%
SG&A	75	75		3%	149	150	(1%)	3%
Operating income	29	33	(14%)	(12%)	56	61	(8%)	(4%)
Percent of net sales	11.5%	12.4%			11.4%	11.8%
EBITDA	37	41	(10%)	(7%)	73	78	(7%)	(3%)
Percent of net sales	14.8%	15.2%			14.6%	14.9%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter of fiscal 2016 were $249 million, a decrease of seven percent (four percent ex-FX) compared to the prior year. The decrease in net sales is primarily due to weakness in emerging markets, particularly in Brazil and Russia.

On a non-GAAP basis in the second quarter of fiscal 2016, gross margin increased 100 basis points to 41.4 percent, driven by lower manufacturing expenses. SG&A expense as a percentage of sales increased 190 basis points to 29.9 percent compared to 28.0 percent in the prior year, driven by lower sales.

Professional Solutions Highlights

The Company’s entertainment and enterprise solutions were selected by leading system integrators and installers around the world. Notable installations included ESPN Studios in Mexico City, the Naval Station in Newport, Rhode Island, USC Marshall School of Business, and the Dubai Opera House. HARMAN’s solutions also powered a wide range of high-profile special events, music festivals and televised award shows, including the New Year’s Eve event in Times Square and the World AIDS Day Concert at Carnegie Hall.

The division launched 12 major new products during the quarter, several of which were recognized with innovation awards from industry experts.

Connected Services

FY 2016 Key Figures	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	6M FY16	6M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales*	170	74	131%	167%	343	141	143%	186%
Gross profit	56	26	118%	147%	114	43	167%	206%
Percent of net sales	33.2%	35.2%			33.2%	30.3%
SG&A	52	11	375%	603%	104	22	369%	500%
Operating income	5	15	(68%)	(69%)	10	21	(51%)	(49%)
Percent of net sales	2.9%	20.4%			2.9%	14.6%
EBITDA	20	16	27%	24%	39	22	80%	88%
Percent of net sales	11.6%	21.1%			11.3%	15.3%
Restructuring & non-recurring costs	1	0			1	0
Acquisition-related items	13	0			28	0
Non-GAAP - operational[1]
Gross profit	56	26	118%	147%	114	43	167%	206%
Percent of net sales	33.2%	35.2%			33.2%	30.3%
SG&A	38	11	248%	414%	76	22	241%	336%
Operating income	19	15	25%	21%	38	21	86%	93%
Percent of net sales	11.0%	20.4%			11.2%	14.6%
EBITDA	22	16	43%	39%	45	22	108%	118%
Percent of net sales	13.0%	21.1%			13.1%	15.3%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter of fiscal 2016 were $170 million compared to $74 million in the prior year, driven primarily by the expansion of the Company’s services portfolio. On a non-GAAP basis, gross margin was 33.2 percent and SG&A expenses as a percentage of sales were 22.2 percent.

Connected Services Highlights

During the quarter, HARMAN secured new awards to provide product development services to new customers, including InterDigital and Reliance Jio. Connected Services also secured follow-on business from Dealertrack, Nielsen, Polycom and Renault, among others. In addition, HARMAN capitalized on its industry-leading OTA software update technology, winning awards with both Honda and Jaguar Land Rover.

Google selected HARMAN as the first systems integration partner for Brillo, Google’s Android-based Internet of Things (IoT) developer platform. Google also selected HARMAN as its first partner for Weave, Google’s communications protocol for IoT devices that enables device setup, phone-to-device-to-cloud communication, and user interaction from mobile devices and the web. Through this collaboration, HARMAN will support device manufacturers to design and develop Brillo and Weave-based devices for a range of IoT applications, including the smart home, consumer, automotive and enterprise segments.

HARMAN showcased its new end-to-end Service Delivery Platform, which allows automakers and service providers to seamlessly introduce and deploy new enterprise cloud and software services to connected vehicles. With our Service Delivery Platform, OEMs will be able to add new software features after vehicle sale, collect vehicle data to predict part failures, forecast for preventative maintenance, and enable OEMs and dealers to address software issues in the field more efficiently.

HARMAN received a number of industry accolades for its products and services. During the quarter, respected advisory firm Zinnov recognized HARMAN as a top global R&D services provider. HARMAN Connected Services was rated in the “Leadership Zone,” the highest category across multiple industry verticals. In addition, several of HARMAN’s aftermarket products won CES Innovation Awards, including the JBL Legend, the Infinity K5, the JBL Smartbase and the JBL Trip.

Other (Corporate)

FY 2016 Key Figures – Other	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	6M FY16	6M FY15	Including Currency Changes	Excluding Currency Changes[1]
SG&A	37	35	6%	7%	71	70	2%	3%
Restructuring & non-recurring costs	(1)	0			(1)	0
Acquisition-related items	(2)	1			(1)	3
Non-GAAP - operational[1]
SG&A	40	34	16%	17%	73	67	9%	9%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Other (Corporate) SG&A expenses include compensation, benefit and occupancy costs for corporate employees, new technology innovation and expenses associated with the Company’s brand identity campaign. On a non-GAAP basis, Corporate SG&A as a percentage of total Company sales increased 10 basis points to 2.3 percent.

HARMAN International Industries, Incorporated

Consolidated Statements of Income

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Net sales	$1,772,157	$1,583,549	$3,403,045	$3,012,471
Cost of sales	1,227,065	1,090,383	2,370,555	2,104,673
Gross profit	545,092	493,166	1,032,490	907,798
Selling, general and administrative expenses	385,939	344,409	741,870	643,258
Operating income	159,153	148,757	290,620	264,540
Other expenses:
Interest expense, net	7,666	2,183	15,925	4,860
Foreign exchange losses (gains), net	887	(1,020)	(958)	(960)
Miscellaneous, net	4,363	2,298	8,350	4,638
Income before income taxes	146,237	145,296	267,303	256,002
Income tax expense, net	33,050	29,132	66,600	56,904
Net income	113,187	116,164	200,703	199,098
Net income attributable to non-controlling interest	289	(71)	707	(110)

Net income attributable to HARMAN International Industries, Incorporated	112,898	116,235	199,996	199,208

Earnings per share:
Basic	$1.57	$1.67	$2.78	$2.87
Diluted	$1.55	$1.65	$2.76	$2.84
Weighted average shares outstanding:
Basic	72,079	69,432	72,060	69,367
Weighted Average Shares Outstanding - Diluted	751	826	489	835
Diluted	72,830	70,258	72,549	70,202

HARMAN International Industries, Incorporated

Consolidated Balance Sheets

(In thousands; unaudited)	December 31, 2015	June 30, 2015
ASSETS
Current Assets
Cash and cash equivalents	$437,536	$649,513
Receivables, net	1,034,609	1,024,139
Inventories	875,420	693,574
Other current assets	530,877	461,366
Total current assets	2,878,442	2,828,592
Property, plant and equipment, net	555,296	552,421
Intangible assets, net	513,829	669,667
Goodwill	1,347,801	1,287,180
Deferred tax assets, long-term, net	105,964	100,032
Other assets	421,446	428,008

Total assets	$5,822,778	$5,865,900

LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$4,384	$4,550
Short-term debt	1,336	1,021
Accounts payable	882,386	918,910
Accrued liabilities	924,246	907,024
Accrued warranties	164,747	163,331
Income taxes payable	23,322	76,131
Total current liabilities	2,000,421	2,070,967
Borrowings under revolving credit facility	258,125	283,125
Long-term debt	786,406	797,542
Pension liability	184,908	186,662
Other non-current liabilities	128,460	134,778
Total liabilities	3,358,320	3,473,074
Total HARMAN International Industries, Incorporated shareholders’ equity	2,445,542	2,374,613
Noncontrolling interest	18,916	18,213
Total equity	2,464,458	2,392,826

Total liabilities and equity	$5,822,778	$5,865,900

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended December 31, 2015
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$1,772,157	$0	$1,772,157
Cost of sales	1,227,065	(1,322)[a]	1,225,743
Gross profit	545,092	1,322	546,414
Selling, general and administrative expenses	385,939	(25,522)[b]	360,417
Operating income	159,153	26,844	185,997
Other expenses:
Interest expense, net	7,666	0	7,666
Foreign exchange losses (gains), net	887	0	887
Miscellaneous, net	4,363	(1,914)	2,449
Income before income taxes	146,237	28,758	174,995
Income tax expense, net	33,050	7,426 [c]	40,476
Net income	113,187	21,332	134,519
Net income attributable to non-controlling interest	289		289

Net income attributable to HARMAN International Industries, Incorporated	$112,898	$21,332	$134,230

Earnings per share:
Basic	$1.57	$0.30	$1.86
Diluted	$1.55	$0.30	$1.84
Weighted average shares outstanding:
Basic	72,079		72,079
Diluted	72,830		72,830

a)	Restructuring expense in Cost of Sales was $1.3 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $3.6 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $4.5 million. Acquisition-related expenses were $17.4 million, including $17.0 million of intangible amortization expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Six Months Ended December 31, 2015
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$3,403,045	$0	$3,403,045
Cost of sales	2,370,555	(3,001)	2,367,554
Gross profit	1,032,490	3,001 [a]	1,035,491
Selling, general and administrative expenses	741,870	(50,296)[b]	691,574
Operating income	290,620	53,297	343,917
Other expenses:
Interest expense, net	15,925	0	15,925
Foreign exchange losses (gains), net	(958)	0	(958)
Miscellaneous, net	8,350	(3,137)	5,213
Income before income taxes	267,303	56,434	323,737
Income tax expense, net	66,600	15,186 [c]	81,786
Net income	200,703	41,248	241,951
Net income attributable to non-controlling interest	707	0	707

Net income attributable to HARMAN International Industries, Incorporated	$199,996	$41,248	$241,244

Earnings per share:
Basic	$2.78	$0.57	$3.35
Diluted	$2.76	$0.57	$3.33
Weighted average shares outstanding:
Basic	72,060		72,060
Diluted	72,549		72,549

a)	Restructuring expense in Cost of Sales was $3.0 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $3.1 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $6.4 million. Acquisition-related expenses were $40.8 million, including $33.2 million of intangible amortization expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended December 31, 2014
	GAAP	Adjustments		Non-GAAP - Operational
Net sales	$1,583,549	$0		$1,583,549
Cost of sales	1,090,383	14,536	[a]	1,104,919
Gross profit	493,166	(14,536)		478,630
Selling, general and administrative expenses	344,409	(28,082)[b]		316,327
Operating income	148,757	13,546		162,303
Other expenses:
Interest expense, net	2,183	0		2,183
Foreign exchange losses (gains), net	(1,020)	0		(1,020)
Miscellaneous, net	2,298	0		2,298
Income before income taxes	145,296	13,546		158,842
Income tax expense, net	29,132	3,743	[c]	32,875
Net income	116,164	9,803		125,967
Net income attributable to non-controlling interest	(71)	0		(71)

Net income attributable to HARMAN International Industries, Incorporated	$116,235	$9,803		$126,038

Earnings per share:
Basic	$1.67	$0.14		$1.82
Diluted	$1.65	$0.14		$1.79
Weighted average shares outstanding:
Basic	69,432			69,432
Diluted	70,258			70,258

a)	Restructuring expense in Cost of Sales was $1.4 million for projects to increase manufacturing productivity offset by a $15.9M accrual reversal for a US Customs / NAFTA related exposure.
b)	Restructuring expense in SG&A was $23.7 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $4.4 million including M&A deal related expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Six Months Ended December 31, 2014
	GAAP	Adjustments		Non-GAAP - Operational
Net sales	$3,012,471	$0		$3,012,471
Cost of sales	2,104,673	11,614	[a]	2,116,287
Gross profit	907,798	(11,614)		896,184
Selling, general and administrative expenses	643,258	(36,967)[b]		606,291
Operating income	264,540	25,353		289,893
Other expenses:
Interest expense, net	4,860	0		4,860
Foreign exchange losses (gains), net	(960)	0		(960)
Miscellaneous, net	4,638	0		4,638
Income before income taxes	256,002	25,353		281,355
Income tax expense, net	56,904	6,629	[c]	63,533
Net income	199,098	18,724		217,822
Net income attributable to non-controlling interest	(110)	0		(110)

Net income attributable to HARMAN International Industries, Incorporated	$199,208	$18,724		$217,932

Earnings per share:
Basic	$2.87	$0.27		$3.14
Diluted	$2.84	$0.27		$3.10
Weighted average shares outstanding:
Basic	69,367			69,367
Diluted	70,202			70,202

a)	Restructuring expense in Cost of Sales was $4.3 million for projects to increase manufacturing productivity, offset by a $15.9M accrual reversal for a US Customs / NAFTA related exposure.
b)	Restructuring expense in SG&A was $27.7 million primarily due to projects to increase productivity in engineering and administrative functions. Other non-recurring expense includes in SG&A was $9.3M including acquisition-related expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the statutory tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Three Months Ended December 31,		Increase / (Decrease)
	2015	2014
Net sales - nominal currency	$1,772,157	$1,583,549	12%
Effects of foreign currency translation (1)		(90,592)

Net sales - local currency	$1,772,157	$1,492,957	19%

Gross profit - nominal currency	$545,092	$493,166	11%
Effects of foreign currency translation (1)		(23,078)

Gross profit - local currency	$545,092	$470,088	16%

SG&A - nominal currency	$(385,939)	$(344,409)	12%
Effects of foreign currency translation (1)		18,484

SG&A - local currency	$(385,939)	$(325,925)	18%

Operating income - nominal currency	$159,153	$148,757	7%
Effects of foreign currency translation (1)		(4,595)

Operating income - local currency	$159,153	$144,162	10%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	$112,898	$116,235	(3%)
Effects of foreign currency translation (1)		(3,666)

Net income attributable to HARMAN International Industries, Incorporated - local currency	$112,898	$112,569	0%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of these consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	Three Months Ended December 31,		Increase / (Decrease)
	2015	2014
Net sales - nominal currency	$1,772,157	$1,583,549	12%
Effects of foreign currency translation (1)		(90,592)

Net sales - local currency	$1,772,157	$1,492,957	19%

Gross profit - nominal currency	$546,414	$478,630	14%
Effects of foreign currency translation (1)		(23,244)

Gross profit - local currency	$546,414	$455,386	20%

SG&A - nominal currency	$(360,417)	$(316,327)	14%
Effects of foreign currency translation (1)		15,199

SG&A - local currency	$(360,417)	$(301,128)	20%

Operating income - nominal currency	$185,997	$162,303	15%
Effects of foreign currency translation (1)		(8,045)

Operating income - local currency	$185,997	$154,258	21%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	$134,230	$126,038	6%
Effects of foreign currency translation (1)		(7,117)

Net income attributable to HARMAN International Industries, Incorporated - local currency	$134,230	$118,921	13%
(1) Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Six Months Ended December 31,		Increase / (Decrease)
	2015	2014
Net sales - nominal currency	$3,403,045	$3,012,471	13%
Effects of foreign currency translation (1)		(198,869)

Net sales - local currency	$3,403,045	$2,813,602	21%

Gross profit - nominal currency	$1,032,490	$907,798	14%
Effects of foreign currency translation (1)		(48,348)

Gross profit - local currency	$1,032,490	$859,450	20%

SG&A - nominal currency	$(741,870)	$(643,258)	15%
Effects of foreign currency translation (1)		37,502

SG&A - local currency	$(741,870)	$(605,756)	22%

Operating income - nominal currency	$290,620	$264,540	10%
Effects of foreign currency translation (1)		(10,846)

Operating income - local currency	$290,620	$253,694	15%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	$199,996	$199,208	0%
Effects of foreign currency translation (1)		(7,677)

Net income attributable to HARMAN International Industries, Incorporated - local currency	$199,996	$191,531	4%
(1) Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	Six Months Ended December 31,		Increase / (Decrease)
	2015	2014
Net sales - nominal currency	$3,403,045	$3,012,471	13%
Effects of foreign currency translation (1)		(198,869)

Net sales - local currency	$3,403,045	$2,813,602	21%

Gross profit - nominal currency	$1,035,491	$896,184	16%
Effects of foreign currency translation (1)		(48,930)

Gross profit - local currency	$1,035,491	$847,254	22%

SG&A - nominal currency	$(691,574)	$(606,291)	14%
Effects of foreign currency translation (1)		33,711

SG&A - local currency	$(691,574)	$(572,580)	21%

Operating income - nominal currency	$343,917	$289,893	19%
Effects of foreign currency translation (1)		(15,220)

Operating income - local currency	$343,917	$274,673	25%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	$241,244	$217,932	11%
Effects of foreign currency translation (1)		(12,051)

Net income attributable to HARMAN International Industries, Incorporated - local currency	$241,244	$205,881	17%
(1) Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN
Operating income	$159,153	$26,844	$185,997	$148,757	$13,546	$162,303
Depreciation & Amortization	57,997	(18,904)	39,093	37,120	(1,391)	35,729
EBITDA	217,150	7,940	225,090	185,877	12,155	198,032
CONNECTED CAR
Operating income	84,266	3,733	87,999	76,699	3,308	80,007
Depreciation & Amortization	19,016	(1,807)	17,209	17,563	(1,291)	16,272
EBITDA	103,282	1,926	105,208	94,262	2,017	96,279
LIFESTYLE AUDIO
Operating income	83,016	7,503	90,519	54,776	12,275	67,051
Depreciation & Amortization	13,233	(5,002)	8,231	9,145	(56)	9,089
EBITDA	96,249	2,501	98,750	63,921	12,219	76,140
PROFESSIONAL SOLUTIONS
Operating income	23,952	4,632	28,584	35,820	(2,599)	33,221
Depreciation & Amortization	8,854	(620)	8,234	7,580	(44)	7,536
EBITDA	32,806	4,012	36,818	43,400	(2,643)	40,757
CONNECTED SERVICES
Operating income	4,867	13,855	18,722	15,010	0	15,010
Depreciation & Amortization	14,875	(11,473)	3,402	501	0	501
EBITDA	19,742	2,382	22,124	15,511	0	15,511

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Six Months Ended December 31, 2015			Six Months Ended December 31, 2014
	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN
Operating income	$290,620	$53,297	$343,917	$264,540	$25,353	$289,893
Depreciation & Amortization	114,837	(37,145)	77,692	74,547	(2,785)	71,762
EBITDA	405,457	16,152	421,609	339,087	22,568	361,655
CONNECTED CAR
Operating income	171,485	4,779	176,264	149,346	4,684	154,030
Depreciation & Amortization	37,419	(3,643)	33,776	34,522	(2,662)	31,860
EBITDA	208,904	1,136	210,040	183,868	2,022	185,890
LIFESTYLE AUDIO
Operating income	130,709	15,047	145,756	103,849	15,793	119,642
Depreciation & Amortization	26,820	(10,130)	16,690	18,102	(56)	18,046
EBITDA	157,529	4,917	162,446	121,951	15,737	137,688
PROFESSIONAL SOLUTIONS
Operating income	49,637	6,816	56,453	59,085	2,251	61,336
Depreciation & Amortization	17,359	(1,258)	16,101	16,521	(67)	16,454
EBITDA	66,996	5,558	72,554	75,606	2,184	77,790
CONNECTED SERVICES
Operating income	10,058	28,329	38,387	20,609	0	20,609
Depreciation & Amortization	28,755	(22,113)	6,642	1,001	0	1,001
EBITDA	38,813	6,216	45,029	21,610	0	21,610

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Intercompany Revenue Reconciliation, 3 Months Ended December 31, 2015

Three Months Ended December 31, 2015 (In thousands; unaudited)	Connected Car	Lifestyle Audio	Professional Solutions	Connected Services	Eliminations	HARMAN

Net Trade Sales	$736,969	$624,421	$248,275	$162,492	$0	$1,772,157
Intercompany Sales	0	725	596	7,234	(8,555)
Net Sales	736,969	625,146	248,871	169,726	(8,555)	1,772,157

Harman International Industries, Incorporated

Intercompany Revenue Reconciliation, 6 Months Ended December 31, 2015

Six Months Ended December 31, 2015 (In thousands; unaudited)	Connected Car	Lifestyle Audio	Professional Solutions	Connected Services	Eliminations	HARMAN

Net Trade Sales	$1,492,452	$1,086,174	$494,608	$329,772	$0	$3,403,045
Intercompany Sales	0	1,255	1,369	13,654	(16,278)
Net Sales	1,492,452	1,087,429	495,977	343,426	(16,278)	3,403,045

HARMAN International Industries, Incorporated

Total Liquidity Reconciliation

Total Company Liquidity $ millions	December 31, 2015

Cash & cash equivalents	$438
Short-term investments
Available credit under Revolving Credit Facility	937

Total Liquidity	$1,375